UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 11, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 11, 2008, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”), and certain of its wholly owned subsidiaries, executed a Waiver and Amendment Agreement (the “Amendment”) to that certain Security and Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) dated December 6, 2005 (the “Loan Agreement”).
     Pursuant to the Amendment, the parties have agreed to reduce the maximum available amount under the Loan Agreement from $18,000,000 to: (i) for the period commencing on February 7, 2008 through and including February 29, 2008, $5,200,000, (ii) for the period commencing on March 1, 2008 through and including March 15, 2008, $5,700,000, and (iii) for the period commencing on March 16, 2008 through and including April 30, 2008, $6,200,000; provided, however, that in the event a Budget Violation (defined below) occurs during any such period of time, the maximum amount available under the Loan Agreement shall automatically become $5,200,000 for the duration of the term of the loan. The parties acknowledged and agreed that as of February 4, 2008, an aggregate principal amount of $4,059,115.17 was outstanding under the Loan Agreement. In addition, the Loan Agreement was amended such that interest shall accrue on the outstanding principal amount at a rate of 12% per annum calculated based on a 360 day year and payable monthly, in arrears, commencing on March 1, 2008, and on the first business day of each consecutive calendar month thereafter until April 30, 2008 at which time all outstanding principal and accrued but unpaid interest shall become due and payable.
     Pursuant to the Amendment, the Company is obligated to prepare and deliver to Laurus a cumulative transaction report on a weekly basis during the period from February 29, 2008 through April 30, 2008 setting forth the Company’s cumulative transactions and cumulative cash receipts for the applicable period, estimated revenues for the applicable period, and, on the first day of each month, the actual revenues for the prior month. A “Budget Violation” occurs at such time as: (i) the Company’s cumulative transactions and cumulative cash receipts are more than five percent (5%) less than projected targets for such cumulative transactions and cumulative cash receipts as set forth in a mutually agreed upon budget for the applicable period, (ii) the Company’s estimated revenues are more than fifteen percent (15%) less than the projected estimated revenues for the applicable period as set forth in a mutually agreed upon budget for the applicable period, or (iii) the Company’s actual revenues for the applicable prior month are more than five percent (5%) less than the projected target for such actual revenues for such month as set forth in a mutually agreed upon budget for such month.
     In addition, pursuant to the Amendment, Laurus waived its rights under the Loan Agreement with respect to the existing default under the Loan Agreement, and the Company released Laurus and certain related parties from any claims the Company may have against such released parties related to acts or omissions of Laurus or such related parties prior to the date of the Amendment. Further, (i) in consideration for the partial reduction of the maximum available amount under the Loan Agreement prior to the expiration of the revolving loan term, the Company has paid Laurus a one time fee equal to $472,000, and (ii) pursuant to the terms of the Loan Agreement, the Company also paid Laurus a one time term note termination fee of $455,357.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See disclosure provided in Item 1.01 above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: February 15, 2008	/s/ John G. Lettko
John G. Lettko
President and Chief Executive Officer